Exhibit 23.1

Consent of UHY LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 18, 2011, relating to the consolidated financial statements of Global Geophysical Services, Inc. and Subsidiaries as of December 31, 2010 and for each of the years in the three-year period ended December 31, 2010, which appear in the December 31, 2010 Annual Report on Form 10-K.

We also consent to the reference to our firm under the caption “Experts” in such registration statement.

Houston, Texas
July 28, 2011